UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2009

BLUEGATE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)
000-22711	76-0640970
(Commission File Number)	(IRS Employer Identification No.)

701 North Post Oak, Road, Suite 600, Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including area code: (713) 686-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers.

Effective May 31, 2009, William Koehler resigned his positions of President and Chief Operating Officer.  Mr. Koehler remains a director.

In the resignation letter, Mr. Koehler stated four reasons for resignation as follows:

1.	The company owes him money for his expenses dating back well into last year.

2.	The company charged equipment and services to his American Express Card and those monies are on a note that is payable upon demand and the letter is his making that demand.

3.
Last year the company stopped paying his salary at an agreed upon reduced rate of $100,000 per year and his new salary was set at the rate of $24,000 per year.  The letter stated that this reduction on salary was based upon an agreement to a subsequent plan to implement a new compensation program.  His letter stated that he never unilaterally accepted a salary reduction that was not offset by a new compensation plan. The new compensation program was never accomplished and little to no effort was ever placed on completing it at any time.

4.	His letter stated that his salary for the past 2 pay periods has not been made.

Item 9.01                      Exhibits

Exhibit 17.1—Letter from William Koehler dated May 8, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEGATE CORPORATION
(signed) _________________________
June 1, 2009	/s/ Charles E. Leibold
Charles E. Leibold
Principal Accounting Officer and
Chief Financial Officer